EXHIBIT 99.1

CONSENT OF HOULIHAN LOKEY FINANCIAL ADVISORS, INC.

April 17, 2015

Signature Office REIT, Inc.
6200 The Corners Parkway, Suite 100
Norcross, Georgia 30092
Attn: Board of Directors

Re:
Proxy Statement of Signature Office REIT, Inc. (“SOR”) / Prospectus of Griffin Capital Essential Asset REIT, Inc. (“GCEAR”) which forms part of the Pre-Effective Amendment No. 2 to the Registration Statement on Form S-4 of GCEAR (the “Registration Statement”).

Dear Members of the Board of Directors:
Reference is made to our opinion letter (“opinion”), dated November 21, 2014, to the Board of Directors (the “Board”) of SOR. We understand that SOR has determined to include our opinion in the Proxy Statement of SOR/Prospectus of GCEAR (the “Proxy Statement/Prospectus”) included in the above referenced Pre-Effective Amendment No. 2 to the Registration Statement.
Our opinion was provided for the Board (in its capacity as such) in connection with its consideration of the transaction contemplated therein and may not be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except, in each instance, in accordance with our prior written consent. In that regard, we hereby consent to the reference to our opinion in the Proxy Statement/Prospectus included in the Pre-Effective Amendment No. 2 to the Registration Statement filed with the Securities and Exchange Commission as of the date hereof under the captions “SUMMARY-Opinion of SOR’s Financial Advisor,” “THE MERGER - Background of the Merger,” “THE MERGER - Recommendation of the Board of Directors of SOR and its Reasons for the Merger” and “THE MERGER - Opinion of SOR’s Financial Advisor” and to the inclusion of our opinion as Annex B to the Proxy Statement/Prospectus included in the Pre-Effective Amendment No. 2 to the Registration Statement. Notwithstanding the foregoing, it is understood that this consent is being delivered solely in connection with the filing of the above-mentioned Pre-Effective Amendment No. 2 to the Registration Statement as of the date hereof and that our opinion is not to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except, in each instance, in accordance with our prior written consent.
In giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ HOULIHAN LOKEY FINANCIAL ADVISORS, INC.